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                                                                  EXHIBIT 23.1

PETERSON SULLIVAN PLLC
601 UNION STREET   SUITE 2300   SEATTLE WA 98101 (206) 382-7777   FAX 382-7700
                                                  CERTIFIED PUBLIC ACCOUNTANTS

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40884) pertaining to the 1998 Stock Incentive Plan of Cybernet Internet Services International, Inc. of our independent auditors' report dated March 13, 2003, with respect to the consolidated financial statements and financial statement schedule of Cybernet Internet Services International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Peterson Sullivan P.L.L.C.
Seattle, Washington
March 13, 2003